CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the joint Registration Statement of Clayton Homes, Inc., Vanderbilt Mortgage and Finance, Inc. and Vanderbilt ABS Corporation on Form S-3 (File No. 333-57532) of our report dated August 7, 2001 relating to the consolidated financial statements of Clayton Homes, Inc., which appears in the 2001 Annual Report to Shareholders, which is incorporated by reference in Clayton Homes, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 2001. We also consent to the reference to our Firm under the heading "Experts" in the Supplement to the Prospectus Supplement, dated February 15, 2002, to the Prospectus Supplement dated November 13, 2001.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Knoxville, Tennessee

February 27, 2002


                                      5